UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2026

KATAPULT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39116	84-2704291
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Galleria Parkway SE, Suite 300, Atlanta, GA	30339
(Address of principal executive offices)	(Zip Code)

(678) 402-3000
(Registrant’s telephone number, including area code:)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	KPLT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in the Registrant’s Certifying Accountant

(a) Dismissal of Independent Registered Public Accounting Firm

On September 2, 2026, the Audit Committee of the Board of Directors (the “Committee”) of Katapult Holdings, Inc. (the “Company”) approved the dismissal of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm, effective immediately.

The reports of Grant Thornton on the Company’s financial statements for each of the two fiscal years ended December 31, 2025 and December 31, 2024 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that Grant Thornton’s reports for each such fiscal year included an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2025 and December 31, 2024, and the subsequent interim period preceding such dismissal, there were (i) no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the matter of the disagreement in their reports on the financial statements for such years and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) except for the material weaknesses in internal controls over financial reporting previously disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, relating to personnel with appropriate U.S. GAAP knowledge and experience and controls over journal entries and account reconciliations, which the Company concluded had been remediated as of December 31, 2024.

The Company provided Grant Thornton with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that Grant Thornton furnish the Company a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein. A copy of Grant Thornton’s letter, dated September 4, 2026, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm

On September 2, 2026, the Committee approved the engagement of Elliott Davis, PLLC (“Elliott Davis”) as its new independent registered public accounting firm, effective immediately.

Prior to the Company’s business combination with CCF Holdings LLC (“CCFI”) and Aaron’s Intermediate Holdco, Inc. (“Aaron’s”), which was completed on August 11, 2026 (the “Closing”), Elliott Davis served as the independent registered public accounting firm for both CCFI (since 2020) and Aaron’s (since 2024). CCFI and Aaron’s are now wholly owned subsidiaries of the Company.

During the Company’s two most recent fiscal years ended December 31, 2025 and December 31, 2024, and for the subsequent interim period preceding such appointment, neither the Company (as it existed prior to the Closing) nor anyone on its behalf consulted Elliott Davis regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of the Company, in connection with which neither a written report nor oral advice was provided to the Company that Elliott Davis concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K. However, during such period, Elliott Davis served as the independent registered public accounting firm for CCFI and Aaron’s, as described above, and in such capacity rendered audit opinions on the financial statements of CCFI and Aaron’s that are incorporated into the Company’s filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit
16.1	Letter from Grant Thornton LLP to the Securities and Exchange Commission, dated September 4, 2026.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 4, 2026	/s/ Russell Falkenstein
Name: Russell Falkenstein
Title: Executive Vice President, Chief Financial Officer